                                                                      EXHIBIT 11
                                                                 File No. 1-8606

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                                       Years Ended December 31,
                                                            -------------------------------------------
                                                                1994           1993            1992
                                                            ------------   ------------    ------------
Income before extraordinary items and cumulative
 effect of changes in accounting principles..............   $    1,401.9   $    1,481.6    $    1,382.2
Tax benefit of dividends paid on shares held
  by employee stock ownership plans......................             --             --            14.8
                                                            ------------   ------------    ------------
Income before extraordinary items and cumulative
  effect of changes in accounting principles
  applicable to common shareowners.......................        1,401.9        1,481.6         1,397.0
Extraordinary items......................................       (2,156.7)         (58.4)          (41.6)
Cumulative effect of changes in accounting
  principles.............................................             --          (19.8)             --
                                                            ------------   ------------    ------------
Net income (loss) applicable to common shareowners.......   $     (754.8)  $    1,403.4    $    1,355.4
                                                            ============   ============    ============
EARNINGS (LOSS) PER COMMON SHARE
Weighted average shares outstanding......................    436,283,155    435,136,371     432,167,257
Incremental shares from assumed exercise of stock
  options and payment of performance share awards........        952,652      1,170,838         876,819
                                                            ------------   ------------    ------------
Total shares.............................................    437,235,807    436,307,209     433,044,076
                                                            ============   ============    ============
Income before extraordinary items and cumulative
  effect of changes in accounting principles.............   $       3.21   $       3.39    $       3.23
Extraordinary items......................................          (4.94)          (.13)           (.10)
Cumulative effect of changes in accounting principles....             --           (.04)             --
                                                            ------------   ------------    ------------
Net income (loss)........................................   $      (1.73)  $       3.22    $       3.13
                                                            ============   ============    ============
FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE*
Weighted average shares outstanding......................    436,283,155    435,136,371     432,167,257
Incremental shares from assumed exercise of stock
  options and payment of performance share awards........      1,007,218      1,298,288       1,027,069
                                                            ------------   ------------    ------------
Total shares.............................................    437,290,373    436,434,659     433,194,326
                                                            ============   ============    ============
Income before extraordinary items and cumulative effect
  of changes in accounting principles....................   $       3.21   $       3.39    $       3.23
Extraordinary items......................................          (4.94)          (.13)           (.10)
Cumulative effect of changes in accounting principles....             --           (.04)             --
                                                            ------------   ------------    ------------
Net income (loss)........................................   $      (1.73)  $       3.22    $       3.13
                                                            ============   ============    ============
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________
*Fully diluted earnings per share calculation is presented in accordance with
Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.